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                                                                    EXHIBIT 99.1

                              ETEC SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 29, 2000

The undersigned hereby appoints Stephen E. Cooper and W. Russell Wayman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Etec Systems, Inc., a Nevada corporation, that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Etec Systems, Inc. to be held at 26460 Corporate Avenue, Hayward, California on March 29, 2000 at 10:00 a.m., P.S.T., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

The undersigned hereby acknowledges receipt of the: (1) Notice of Special Meeting of Stockholders of Etec Systems, Inc., and (2) accompanying Proxy Statement/Prospectus.


             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)
             -----------------------------------------------------
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[X]  PLEASE MARK
      VOTES AS IN THIS EXAMPLE

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ETEC SYSTEMS, INC. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To approve the Agreement and Plan of                             FOR      AGAINST     ABSTAIN
Reorganization, dated as of January 12,                          [_]        [_]         [_]
2000, among Etec Systems, Inc., Applied Materials, Inc., a
Delaware corporation, and Boston Acquisition Sub, Inc.,
a Nevada corporation that is a wholly-owned
subsidiary of Applied Materials.

SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE.   If shares of
stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. If signer is a partnership, please sign in partnership name by authorized person. Executors, trustees, administrators, guardians, attornies-in-fact or other fiduciaries should give their full title. PLEASE DATE THE PROXY.



Signature:                                      Date:
                                                -----

Signature:                                      Date:
                                                -----

            PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE
             ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF
                         MAILED IN THE UNITED STATES.
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